SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
May  26, 2005

HEALTHTRONICS, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-30406	58-2210668

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Capital of Texas Highway, Suite 200B
Austin, Texas 78746
(Address of principal executive offices including Zip Code)

(512) 328-2892

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 26, 2005, the board of directors (the “Board”) of HealthTronics, Inc. (the “Company”) authorized the Company to enter into an indemnification agreement (an “Indemnification Agreement”) with each director and executive officer of the Company. Under the Indemnification Agreements, the Company will agree to indemnify the directors and executive officers of the Company to the fullest extent permitted by law. The form of Indemnification Agreement is filed as Exhibit 99.1 hereto, which exhibit is incorporated herein by reference.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 26, 2005, the Board expanded the size of the board from eight (8) to nine (9) directors and appointed Mark G. Yudof to fill the newly-created directorship. Mr. Yudof is currently Chancellor of The University of Texas System, a position he has held since August 2002. Prior to his appointment as Chancellor, Mr. Yudof served as President of the University of Minnesota from 1997 to July 2002. Prior to such service, Mr. Yudof was a faculty member and administrator at The University of Texas at Austin for 26 years, serving as dean of the School of Law from 1984 to 1994 and as the university’s executive vice president and provost from 1994 to 1997. Mr. Yudof earned an LL.B. degree in 1968 from the Law School of the University of Pennsylvania and a B.A. degree in Political Science from the University of Pennsylvania in 1965. The Board also appointed Mr. Yudof as a member of the Company’s Audit Committee.

On June 1, 2005, the Company issued a press release entitled “HealthTronics names Mark G. Yudof to its Board of Directors.” The text of the press release, which is attached as Exhibit 99.2, is incorporated by reference in its entirety.

Item 9.01 Exhibits.

(c)	Exhibits.

Exhibit Number	Description

99.1	Form of Idemnification Agreement.
99.2	Press release dated June 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHTRONICS, INC. (Registrant)

Date: June 1, 2005	By:	/s/ James S.B. Whittenburg

	Name: Title:	James S.B. Whittenburg Senior Vice President - Development, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Form of Indemnification Agreement.
99.2	Press release dated June 1, 2005.